EXHIBIT 99.6

TPT Global Tech and Subsidiary Sign Settlement Agreement with American Towers Related to $3.9M Litigation Judgement

SAN DIEGO, CA / ACCESSWIRE / July 8, 2024 / TPT Global Tech, Inc. (OTC PINK:TPTW) (www.tptglobaltech.com or the "Company"), a leading innovator in the telecommunications and technology industries, is pleased to announce American Tower Plaintiffs and the Company and its subsidiary TPT Speedconnect, Inc ("TPT SpeedConnect") signing of a Release and Settlement Agreement, effective June 25, 2024, including a Confession of Judgement. This agreement resolves disputes related to telecommunications tower leases and licenses between the parties.

Under the terms of the agreement, American Tower Plaintiffs have terminated fifty-one (51) licenses and reaffirmed eleven (11) licenses. The Company and TPT Speedconnect have agreed to a Settlement Payment of $1,085,000.00, which includes rent and attorneys' fees owed to the American Tower Plaintiffs and related tower removal costs. As part of the Settlement Agreement, the Company and TPT Speedconnect are financially responsible for the removal of its telecommunication equipment off of the American Tower Plaintiffs 51 towers which could cost upwards of $1,000,000. A Confession of Judgement was agreed to for any unpaid amounts up to $2,085,000 under the Settlement Agreement not paid by December 31, 2024. Full details on the Settlement Agreement can be found in the Company's latest Form S-1 filing.

The Company will list any unpaid amounts under the Settlement Payment as debt owed to ATC TOWER SERVICES LLC on the Company's uplisting Form S-1 filing with the SEC, and will make the payment from proceeds of its securities issuance, in compliance with Federal securities laws.

This agreement marks a significant resolution of all disputes between the parties, signaling a positive path forward for both American Tower Plaintiffs and TPT Speedconnect.

Stephen Thomas, CEO of TPT Global Tech, commented on the agreement, stating, "This Settlement agreement with American Towers is a positive step forward for both companies and I am pleased that ATC has agreed to participate in our cash allocation from our uplisting to major US Stock exchange as we continue reduce debt."

About TPT Global Tech

TPT Global Tech, Inc. is a technology holding company based in San Diego, California. It was formed as the successor of two U.S. corporations, Ally Pharma US and TPT Global, Inc. The Company operates in various sectors including media, telecommunications, Smart City Real Estate Development, and the launch of the first super App, VuMe Live technology platform.

As a media content delivery hub, TPT Global Tech utilizes its own proprietary global digital media TV and telecommunications infrastructure platform. They offer software as a service (SaaS), technology platform as a service (PAAS), and cloud-based unified communication as a service (UCaaS) solutions to businesses worldwide. Their UCaaS services enable businesses of all sizes to access the latest voice, data, media, and collaboration features.

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Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For more information about TPT Global Tech and its subsidiaries, please visit www.tptglobaltech.com.

For media or Investment inquiries, please contact: Rick@tptglobaltech.com

SOURCE: TPT Global Tech, Inc.

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